Exhibit 99.1

Contacts:

Akesis Pharmaceuticals, Inc. Jay Lichter, Ph.D., Chairman & CEO jlichter@akesis.com (858) 454-4311	Lippert/Heilshorn & Associates Don Markley (dmarkley@lhai.com) (310) 691-7100

Akesis Pharmaceuticals Expands Preclinical Safety Program for Lead Product

SAN DIEGO (September 22, 2008) – Akesis Pharmaceuticals, Inc. (OTC/BB: AKES), an emerging diabetes drug-development company, today announced the initiation of the next phase of the preclinical safety program for AKP-020. While an analysis of the one-month preclinical safety studies is ongoing, the company has initiated a three-month preclinical safety program in order to support further clinical evaluation of its product. Combined with the thorough analysis of the recent Phase IIa study of AKP-020 in diabetic subjects, the company anticipates a delay in the next phase of clinical studies where the next human study would not begin until the second half of 2009, following appropriate regulatory feedback.

“While we remain optimistic about AKP-020 as a potential therapy for diabetes, we believe that an expansion of our preclinical programs is necessary to further our understanding of the benefit/risk profile of AKP-020 prior to the initiation of additional clinical studies” said Jay Lichter, Chairman and Chief Executive Officer of Akesis. “Contingent on the results of this expanded program, we anticipate being in a position to better define our future development strategy and timeline for AKP-020.”

AKP-020 is the product designation for a novel vanadium compound otherwise known as bis(ethylmaltolato)oxovanadium (IV), or BEOV. The compound was invented and developed by University of British Columbia researchers Chris Orvig, professor of chemistry and pharmaceutical sciences, and John McNeill, Ph.D., professor and dean emeritus, pharmaceutical sciences, and is licensed exclusively to Akesis. Professors Orvig and McNeill, who are experts in the study of metal chemistry and pharmaceutical sciences, helped to advance the BEOV program through Phase I clinical trials. They also are members of the Akesis Scientific Advisory Board.

About Akesis Pharmaceuticals

Akesis Pharmaceuticals has a pipeline of innovative oral product candidates for the treatment of diabetes and related metabolic disorders. These product candidates are supported by issued and filed U.S. patents for both prescription and over-the-counter treatments that combine anti-diabetic trace minerals with certain classes of diabetes oral agents. Akesis’ product candidates have demonstrated preliminary evidence of efficacy in lowering and controlling blood glucose levels in patients with Type 2 diabetes. Blood sugar control via oral drugs represents a market opportunity in the billions of dollars, as reports indicate that approximately 20 million people suffer from diabetes in the United States alone. More information can be found at www.akesis.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “will”, “expects”, “should”, “believes”, “anticipates” or words or phrases of similar meaning. Examples of such statements include statements relating to the Company’s expanded preclinical safety program for AKP-020 and the Company’s plans to initiate subsequent clinical studies relating to AKP-020. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in Akesis’ filings with the Securities and Exchange Commission, including Akesis’ most recent annual report on Form 10-KSB and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release, and Akesis does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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